SECURITIES AND UNITED STATES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2005

@Road, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31511	94-3209170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47071 Bayside Parkway, Fremont, CA 94538
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 510-668-1638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2004, @Road, Inc., a Delaware corporation (“Registrant”) announced it has entered into an Acquisition Agreement, dated as of December 15, 2004 (the “Acquisition Agreement”) by and among Registrant, Vidus Limited, a company registered in England and Wales (“Vidus”) and NV Partners III-BT LP, a Cayman Islands Limited Partnership (“NVP”) pursuant to which Registrant will (1) purchase from NVP all of the outstanding preferred shares of Vidus of £0.00003 each in the shares capital of Vidus, (2) commence a takeover offer to acquire all of the outstanding common shares of £0.01 each in the share capital of Vidus and (3) commence an offer for each outstanding vested option to subscribe for Vidus Shares.

Pursuant to the Acquisition Agreement, on January 12, 2005, Registrant and Vidus executed a Loan and Security Agreement (the “Loan and Security Agreement”) through which Registrant agreed to lend Vidus up to two million dollars ($2,000,000).  A copy of the Loan and Security Agreement is attached as Exhibit 10.45 and is incorporated herein by reference.

With respect to the Loan and Security Agreement, NVP agreed to guarantee the obligations of Vidus.  Accordingly, on January 12, 2005, Registrant and NVP executed a Guaranty.  A copy of the Guaranty is attached as Exhibit 10.46 and is incorporated herein by reference.  In addition, NVP agreed to subordinate its existing loan to Vidus to the Loan of Registrant.  On January 12, 2005, Registrant and NVP entered into a Subordination Agreement.  A copy of the Subordination Agreement is attached as Exhibit 10.47 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

10.45                     Loan and Security Agreement between Registrant and Vidus Limited dated January 12, 2005

10.46                     Guaranty between Registrant and NV Partners III-BT LP dated January 12, 2005

10.47                     Subordination Agreement between Registrant and NV Partners III-BT LP dated January 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

@Road, Inc.
(Registrant)

Date: January 18, 2005	By:	/s/ Michael Johnson
Michael Johnson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.45	Loan and Security Agreement between Registrant and Vidus Limited dated January 12, 2005
10.46	Guaranty between Registrant and NV Partners III-BT LP dated January 12, 2005
10.47	Subordination Agreement between Registrant and NV Partners III-BT LP dated January 12, 2005